SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-01474
SERIES NO.: 5


74U.     1.   Number of shares outstanding
              Class A                       1,504
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                         588
              Class C                         277
              Class K                       7,939
              Investor Class               36,041

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 12.01
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 11.79
              Class C                     $ 11.28
              Class K                     $ 11.97
              Investor Class              $ 12.02